SUB-ITEM 77C:
Matters submitted to a vote of security
holders (Proxy)



1. Approval of a new investment advisory agreement between Hyperion Brookfield Asset Management, Inc. and the High Income Fund

Shares Voted For 18,889,121
Shares Voted Against 910,219
Shares Voted Abstain 354,642

1. Approval of a new investment advisory agreement between Hyperion Brookfield Asset Management, Inc. and the Intermediate Bond Fund

Shares Voted For 16,976,604
Shares Voted Against 190,909
Shares Voted Abstain 548,790

1. Approval of a new investment advisory agreement between Hyperion Brookfield Asset Management, Inc. and the Short Term Bond Fund

Shares Voted For 979,941
Shares Voted Against 0
Shares Voted Abstain 9,445

2. To elect to the Board of Directors

High Income Fund
Intermediate Bond Fund
Short Term Bond Fund

Total Shares 70,819,360
Shares voted 69,424,544
% of Total 98.0305%

BIRCH
Shares For 68,656,395
% of Votes Cast 98.8935%
Shares Withheld 768,149
% of Total 1.1065%

DRAKE
Shares For 68,661,435
% of Votes Cast 98.9008%
Shares Withheld 763,109
% of Total 1.0992%

LAI
Shares For 68,669,987
% of Votes Cast 98.9131%
Shares Withheld 754,557
% of Total 1.0869%

MCFARLAND
Shares For 68,668,964
% of Votes Cast 98.9117%
Shares Withheld 755,580
% of Total 1.0883%

SALVATORE
Shares For 68,668,964
% of Votes Cast 98.9117%
Shares Withheld 755,580
% of Total 1.0883%